SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 5, 2002

Date of Report

January 24, 2002

(Date of Earliest Event Reported)

GATEWAY INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)
Nevada	333-85787	88-0425691
(State or other Jurisdiction)	(Commission File No.)	(IRS Employer I.D. No.)

3840 East Eagle Drive, Anaheim, CA 92807

(Address of Principal Executive Offices)

714-630-6253

Registrant's Telephone Number

GOURMET GIFTS, INC.

(Former Name or Former Address if changed Since Last Report)

Item 1. Changes in Control of Registrant.

Pursuant to an Agreement and Plan of Reorganization dated December 11, 2001 between the Company and E. M. Tool Company, Inc., 13,536,000 shares of the Company were exchanged for all of the issued and outstanding shares of E. M. Tool Company, Inc. making E. M. Tool Company, Inc. a wholly owned subsidiary of the Company. This transaction, which closed on January 24, 2002, created a change in control of the Company. Both Mr. Larry Consalvi and Mr. Joseph T. W. Gledhill received 6,175,300 of the exchanged shares placing each in a position of owning 36.5% of the Company. Mr. Brent N. Mouton received 381,977 or 2.25% of the Company. Also, pursuant to the Agreement, Mr. Consalvi, Mr. Joseph T. W. Gledhill and Mr. Brent N. Mouton will become directors of the Company and the current officers and directors will resign. As a part of the Agreement, the Company changed its name to Gateway International Holdings, Inc.

Item 2. Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Reorganization dated December 11, 2001 between the Company and E. M. Tool Company, Inc., 13,536,000 shares of the Company were exchanged on January 24, 2002, for all of the issued and outstanding shares of E. M. Tool Company, Inc. making E. M. Tool Company, Inc. a wholly owned subsidiary of the Company. The shares were issued to the four original shareholders of E. M. Tool Company, Inc.

The Company will pursue the sale and resale of numerical controlled machines business through E. M. Tool Company, Inc. The Company's new address is 3840 East Eagle Drive, Anaheim, CA 92807, telephone 714-630-6253.

Description of the Business

E.M. was originally founded in Orange, California in 1991 and is in the business of Computer Numerical Control ("CNC") machine tool sales. E.M. is principally engaged in acquiring, refurbishing and selling pre-owned CNC machines tools to manufacturing customers across the United States. The Company is a full service distributor that sells to a diverse base of customers in aerospace, military and medical fields. The Company is a dealer in previously owned CNC machine tools and currently represents the Mori Seiki, Kitamura and Matsuura brands. The Company purchases pre-owned machines from Japan, Europe and the United States. The machines are then transported to the Company's facilities in Anaheim, CA where they are inspected, repaired, refurbished and made available for resale. E.M. has the capability to machine replacement parts for broken, worn or obsolete components on machines being refurbished.

E.M. occupies 14,500 square feet of industrial space for demonstration and sales support. E.M.'s facilities are located in Anaheim, California. Administration occupies 2,575 square feet of hardwall offices. Storage for tooling inventory consists of 480 square feet and 312 square feet of small parts storage. There is an additional storage area of 792 square feet on the mezzanine area. The machine shop occupies 370 square feet. The remaining 10,763 square feet is the main showroom and machine warehouse. Currently, E.M. has five salespeople, three service technicians and an administrative staff of four to support operations and marketing.

E.M. uses a variety of methods to market its products and services. They employ a combination of direct mailings, print advertising and special events to promote the products. E.M. has found that market for machine tools in the state of California to continue to climb despite cutbacks in the defense industry. California has a base in excess of 20,000 potential accounts. E.M. has an active mailing list of approximately 2,500 and a database of over 27,000 companies nationwide. Over the last two years, E.M. has averaged a 35% new customer order ratio and a 65% existing customer ratio. E.M. intends to expand its sales and service to the Mid-West by opening an office in the Chicago area in 2002.

CNC machining is the primary manufacturing method in the world today. Most everything we use on a daily basis begins with a CNC machine, from the original mold for a television set to the landing gear on jet aircraft.

Competition in the CNC machine tool market is intense with both manufacturers of new equipment and re-sellers of refurbished equipment. New machine manufacturers include Bridgeport, Cincinnati-Milacron, Fadal, Haas, Hardinge, Hurco and Lagun in the United States. Japanese manufacturers include Brother, Fanuc, Hitachi Seiki, Ikegai, Kitamura, Kuraki, Matsuura, Mazak, Mori Seiki, Nakamura-Tome, OKK, Okuma, SNK and Shizuoka. Taiwanese manufacturers include Comet, Femco, Leadwell, Victor, Yang and YCI. 19 of these competitors are located within a thirty-mile radius of E.M. These companies provide support for applications, immediate local service, training and factory direct local support.

Competition for used machine sales depends greatly on a company's reputation for quality, their ongoing relationship with the buyer and support after the sale. E.M. provides service support and extended warranty coverage to differentiate themselves in the marketplace.

Management

Larry Consalvi. Mr. Consalvi is a founder of Elite Machine Tool Company which began in 1991. Elite Machine Tool Company specializes in sales of industrial CNC machinery. He has extensive experience in CNC machine tools and sales. His duties at Elite include the overall responsibility for strategic planning and management and identification of CNC machinery for purchase. From 1984 until 1991, Mr. Consalvi was employed by Yamazen USA, the largest distributor of Japanese machine tools in the United States.

Joseph T.W. Gledhill. Mr. Gledhill joined Elite Machine Tool Company in August 1999. As Vice President, he is responsible for service and operations administration. He manages all aspects of refurbishment and repair operations as well as identifying CNC machinery for purchase. From February 1984 to August 1999, Mr. Gledhill was the owner and operations manager for D.J. Industries, a company providing precision machined parts to first tier manufacturers.

Brent Mouton. Mr. Mouton has been with Elite Machine Tool Company since February 1998 as General Manager. He is responsible for the administration and operations of the Company. He manages all finance and accounting functions, information technology and system and customer service. From September 1997 to August 1998, Mr. Mouton was employed by the Strata Analysts Group where he managed the sale and installation of an integrated computerized fleet and fuel management system. From November 1996 to September 1997, Mr. Mouton was self employed as a contractor in Shoemakersville, PA where he designed and built a 7,000 sq. ft. theme restaurant.

Item 4. Changes in Registrant's Certifying Accountant

The Company's independent auditor for the years ended September 30, 2000 and 2001 was David E. Coffey, P.C. In January 2002, the Company terminated the engagement of David E. Coffey, P.C. as its independent auditor to lower expenses and provide an auditor located closer to the Company. The Board of Directors researched and approved the accounting firm of Corbin and Wertz to serve as independent auditor of the Company for the year ended September 30, 2002 and any interim periods. The Company has been advised that neither Corbin and Wertz nor any of their members or associates has any relationship with the Company or any of its affiliates, except in the firm's proposed capacity as the Company's independent auditor.

During the fiscal years ended September 30, 2000 and 2001, and any subsequent interim periods, the financial statements of the Company did not contain any adverse opinion or disclaimer of opinion from the Company's former independent auditor, and were not modified as to uncertainty, audit scope, or accounting principles, except the reports issued by David E. Coffey, P.C. contained a statement expressing doubt about the ability of the Company to continue as a going concern due to its status as a development stage company with no significant operating results. During the year ended September 30, 2000, and from that date to the present, there were no disagreements with the former independent auditor on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to the former independent auditor's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its audit report.

Item 5. Other Events

On January 24, 2002, the Company filed a definitive 14C information statement with the Securities and Exchange Commission and mailed a copy to each of its shareholders of record. The 14C information statement inadvertently included an auditors' report with financial statements of E.M. Tool Company, Inc. that were in draft form; the audit report was not yet signed by E.M.'s auditors. The Company will file audited financial statements of E.M. Tool Company, Inc. within 60 days from the date of this Form 8-K.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

To be filed within 60 days.

(b) Pro Forma Financial Information.

To be filed within 60 days.

(c) Exhibits.
Exhibit Number	SEC Reference	Description of Exhibit
1	2	Agreement and Plan of Reorganization
3	16	Letter on Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2002 GATEWAY INTERNATIONAL HOLDINGS, INC.

By: /s/ Larry Consalvi, President